EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2009 appearing in the Annual Report on Form 10-K of The Inventure Group, Inc. for the fiscal year ended December 27, 2008.

/s/ MOSS ADAMS LLP
MOSS ADAMS LLP
Scottsdale, Arizona
June 8, 2009